Morgan Stanley New Discoveries Fund
                          Item 77(O) 10F-3 Transactions
                     September 30, 2003 - February 29, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

                                                                      Goldman
Carter's,   10/23/  6,250,   $19.00 $118,750   1,000  0.016%   0.01   Sachs &
   Inc.       03      000             ,000                      3%    Co, Banc
                                                                     of America
                                                                     Securities
                                                                        LLC,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                     Boston and
                                                                       Morgan
                                                                      Stanley


                                                                       Credit
 Overnite                                                              Suisse
Corporatio  10/30/  25,000   $19.00 $475,000   4,300  0.017%   0.05    First
    n         03     ,000             ,000                      5%    Boston,
                                                                       Morgan
                                                                      Stanley,
                                                                     Citigroup,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC, JP
                                                                     Morgan and
                                                                      Merrill
                                                                     Lynch & Co